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                        IMC HOME EQUITY LOAN OWNER TRUST
                       HOME EQUITY LOAN ASSET-BACKED NOTES
                                  SERIES 1997-4
================================================================================


         DISTRIBUTION:     20-Oct-97                                    PAGE # 1



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     ORIGINAL         BEGINNING                                                        ENDING           OVER-          ENDING
       NOTE              NOTE         PRINCIPAL        INTEREST        TOTAL            NOTE      COLLATERALIZATION     LOAN
     BALANCE           BALANCE       DISTRIBUTION    DISTRIBUTION   DISTRIBUTION       BALANCE         AMOUNT          BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
   575,000,000.00   568,685,477.54   11,481,107.98   2,596,918.03   14,078,026.01   557,204,369.57   3,443,354.08   560,647,723.65
===================================================================================================================================





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                          FACTOR INFORMATION PER $1,000


====================================================================
     PRINCIPAL              INTEREST              ENDING NOTE
    DISTRIBUTION          DISTRIBUTION              BALANCE
--------------------------------------------------------------------
    19.96714431             4.51637918            969.05107751
====================================================================



                                   NOTE RATES


========================================================
         INIT NOTE                   CURR NOTE
            RATE                       RATE
--------------------------------------------------------
          5.8400%                     5.8713%
========================================================



================================================================================



          IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:






      ---------------------------------------------------------------------

                                 ANN MARIE JOSE
                         THE CHASE MANHATTAN BANK - ASPG
                        450 WEST 33RD STREET, 15TH FLOOR
                            NEW YORK, NEW YORK 10001
                                 (212) 946-7148

      ---------------------------------------------------------------------






(C) COPYRIGHT 1996, THE CHASE MANHATTAN BANK

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                        IMC HOME EQUITY LOAN OWNER TRUST
                       HOME EQUITY LOAN ASSET-BACKED NOTES
                                  SERIES 1997-4
================================================================================


         DISTRIBUTION:     20-Oct-97                                    PAGE # 2


SECTION 3.08 (1)          BEGINNING NOTE ACCOUNT BALANCE                                          14,136,647.03

SECTION 3.08 (2)          MONTHLY DISTRIBUTION AMOUNT                                             14,078,026.01

SECTION 3.08 (3)          OVERCOLLATERALIZATION INCREASE AMOUNT                                    1,891,441.28

SECTION 3.08 (4)          INSURED PAYMENT                                                                  0.00

SECTION 3.08 (7)          REALIZED LOSSES                                                                  0.00

SECTION 3.08 (8)          OVERCOLLATERALIZATION REDUCTION AMOUNT                                           0.00

                                                                                                                     PER $1000
                                                                                                                     ---------
SECTION 3.09 (a)(i)       NOTE DISTRIBUTION                                                       14,078,026.01          24.48

SECTION 3.09 (a)(ii)      PRINCIPAL DISTRIBUTION
                                                   INSTALLMENT PRINCIPAL COLLECTED                   370,525.73           0.64
                                                   PRINCIPAL PREPAYMENTS                           8,993,773.28          15.64
                                                   OVERCOLLATERALIZATION INCREASE AMOUNT           1,891,441.28           3.29
                                                   OTHER                                             225,367.69           0.39

SECTION 3.09 (a)(iv)      CARRYFORWARD AMOUNT                                                              0.00

SECTION 3.09 (a)(v)       INSURED PAYMENT INCLUDED IN CLASS A DISTRIBUTION                                 0.00

SECTION 3.09 (a)(vi)      ENDING AGGREGATE LOAN BALANCE                                          560,647,723.65
                          ENDING NUMBER OF LOANS OUTSTANDING                                              5,885

SECTION 3.09 (a)(vii)     OVERCOLLATERALIZATION AMOUNT                                             3,443,354.08
                          OVERCOLLATERALIZATION DEFICIT                                                    0.00

SECTION 3.09 (a)(ix)      SUBSTITUTION AMOUNTS INCLUDED IN DISTRIBUTION                                    0.00
                          LOAN PURCHASE PRICE AMTS INCLUDED IN DISTRIBUTION                          225,367.69

SECTION 3.09 (a)(x)       WEIGHTED AVERAGE COUPON OF THE HOME EQUITY LOANS                              10.0747%

SECTION 3.09 (a)(xii)     WEIGHTED AVERAGE GROSS MARGIN OF THE HOME EQUITY LOANS                            N/A

SECTION 3.09 (a)(xiii)    LOAN BALANCE OF THREE LARGEST LOANS                                      1,583,808.78

SECTION 3.09 (a)(xv)      AVAILABLE FUNDS CAP CARRY FORWARD AMORTIZATION AMOUNT                            0.00
                          AVAILABLE FUNDS CAP CARRY FORWARD AMOUNT                                         0.00

SECTION 3.09 (b)(i)       NUMBER AND AGGREGATE PRINCIPAL BALANCES OF DELINQUENT MORTGAGE LOANS:*



--------------------------------------------------------------------------------
 CATEGORY             COUNT             AGG. PRIN. BAL.          PERCENTAGE
--------------------------------------------------------------------------------
30-59 DAYS             165               12,620,393.48              2.25%
60-89 DAYS              68                5,696,287.65              1.02%
 90 + DAYS              57                5,079,642.61              0.91%
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* The number and aggregate principal balances of delinquent mortgage loans includes loans in foreclosure and bankruptcy




(C) COPYRIGHT 1996, THE CHASE MANHATTAN BANK
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--------------------------------------------------------------------------------
                        IMC HOME EQUITY LOAN OWNER TRUST
                       HOME EQUITY LOAN ASSET-BACKED NOTES
                                  SERIES 1997-4
================================================================================


         DISTRIBUTION:     20-Oct-97                                    PAGE # 3



SECTION 3.09 (b)(ii)           NUMBER OF LOANS IN FORECLOSURE                                              3

                               AGGREGATE PRINCIPAL BALANCE OF LOANS IN FORCLOSURE                 497,566.38



                               NUMBER OF LOANS IN FORECLOSURE THAT WERE COMMENCED
                               IN THE PRIOR MONTH                                                          2

                               AGGREGATE PRINCIPAL BALANCE OF LOANS IN FORECLOSURE
                               THAT WERE COMMENCED IN THE PRIOR MONTH                             451,994.12




SECTION 3.09 (b)(iii)          NUMBER OF LOANS IN BANKRUPTCY                                              20

                               AGGREGATE PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY               1,825,395.07



SECTION 3.09 (b)(iii)          NUMBER OF LOANS THAT ARE "BALLOON" LOANS                                   25

                               AGG PRIN BALANCE OF LOANS THAT ARE "BALLOON LOANS"               2,744,113.60




SECTION 3.09 (b)(iv)           NUMBER OF REO PROPERTIES                                                    1

                               AGGREGATE PRINCIPAL BALANCE OF REO PROPERTIES                      115,629.93




SECTION 3.09 (b)(v)            BOOK VALUE OF REO PROPERTY                                         145,000.00




SECTION 3.09 (b)(vi)           CUMULATIVE LOSS PERCENTAGE                                         0.00000000%

                               CUMULATIVE REALIZED LOSSES                                               0.00

                               ANNUAL LOSS PERCENTAGE (ROLLING 12 MONTH)                          0.00000000%


SECTION 3.09 (b)(vii)          90+ DELINQUENCY PERCENTAGE (ROLLING SIX MONTH)                     0.46951770%
                               90+ DELINQUENT LOANS                                             5,195,272.54





(C) COPYRIGHT 1996, THE CHASE MANHATTAN BANK

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